As  filed with the Securities and Exchange Commission on May  11,
2005
                                Registration No. 333-____________

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549
                 ------------------------------
                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

                        INTEL CORPORATION
     (Exact Name of Registrant as Specified in its Charter)

            Delaware                           94-1672743
  (State or Other Jurisdiction              (I.R.S. Employer
of Incorporation or Organization)        Identification Number)

   2200 Mission College Blvd.                  95052-8119
         Santa Clara, CA                       (Zip Code)
 (Address of Principal Executive
            Offices)

     Oplus Technologies Inc. 2003 Israeli Share Option Plan
      Oplus Technologies Inc. 2003 Global Share Option Plan
                   (Full Titles of the Plans)

                      CARY I. KLAFTER, ESQ.
                  Vice President and Secretary
                        Intel Corporation
                   2200 Mission College Blvd.
                   Santa Clara, CA  95052-8119
             (Name and Address of Agent for Service)

                         (408) 765-8080
  (Telephone Number, Including Area Code, of Agent for Service)

                           Copies to:

                    RICHARD S. MILLARD, ESQ.
                   Weil, Gotshal & Manges LLP
              201 Redwood Shores Parkway, 5th Floor
                    Redwood Shores, CA 94065
                         (650) 802-3000

----------------------------------------------------------------
                 CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------
 Title of    Amount to   Proposed     Proposed       Amount of
Securities      be       Maximum       Maximum      Registration
  to be     Registered   Offering     Aggregate       Fee (3)
Registered      (1)     Price Per  Offering Price
                        Share (2)        (2)
----------   --------    --------     --------        --------
Common
Stock, par    325,000     $2.75      $893,750.00      $105.19
value
$0.001 per
share
----------------------------------------------------------------
(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Registrant's common stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)  Estimated   solely  for  the  purpose  of  calculating   the
     registration fee.

(3) Calculated solely for purposes of this offering pursuant to Rule 457(h) of the Securities Act on the basis of the maximum offering price per share underlying the options issued pursuant to the Plans.

                          INTRODUCTION

      This Registration Statement on Form S-8 is filed by Intel Corporation, a Delaware corporation (the "Corporation" or the "Registrant"), relating to 325,000 shares of its common stock, par value $0.001 per share (the "Common Stock"), issuable to eligible employees of the Corporation under the Oplus Technologies Inc 2003 Israeli Share Option Plan and the Oplus Technologies Inc. 2003 Global Share Option Plan, each as assumed by the Corporation (the "Plans").

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information

                Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

Item 2.   Registrant   Information  and  Employee   Plan   Annual
          Information.

                Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference and made a part hereof:

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 2004, filed with the Commission on February 22, 2005, File No. 000-06217;

(2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 2, 2005, filed with the Commission on May 11, 2005, File No. 000-06217;

(3)  The  Registrant's Current Reports on Form 8-K filed with the
     Commission on December 28, 2004; January 11, 2005;  February
     8,  2005; March 10, 2005; and April 19, 2005, File No.  000-
     06217; and

(4) The description of the Common Stock set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-3, as amended, filed with the Commission on April 18, 1995, File No. 33-56107, together with any amendment or report filed with the Commission for the purpose of updating such description.

      All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

      For purposes of this Registration Statement, any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Corporation under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

      As permitted by the DGCL, the Corporation's Certificate of Incorporation (the "Charter") provides that, to the fullest extent permitted by the DGCL or decisional law, no director shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of his fiduciary duty as a director. The effect of this provision in the Charter is to eliminate the rights of the Corporation and its stockholders (through stockholders' derivative suits on behalf of the Corporation) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

      The Corporation's Bylaws (the "Bylaws") provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or enterprise (including an employee benefit plan), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereof, and any taxes imposed on such person as a result of such payments) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in such action, suit or proceeding, to the fullest extent authorized by the DGCL, provided that the Corporation shall indemnify such person in connection with any such action, suit or proceeding initiated by such person only if authorized by the Board of Directors of the Corporation or brought to enforce certain indemnification rights.

     The Bylaws also provide that expenses incurred by an officer or director of the Corporation (acting in his capacity as such) in defending any such action, suit or proceeding shall be paid by the Corporation, provided that if required by the DGCL such expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Expenses incurred by other agents of the Corporation may be advanced upon such terms and conditions as the Board of Directors of the Corporation deems appropriate. Any obligation to reimburse the Corporation for expenses advanced under such provisions shall be unsecured and no interest shall be charged thereon.

     The Bylaws also provide that indemnification provided for in the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any right of indemnification or protection provided under the Bylaws shall not be adversely affected by any amendment, repeal, or modification of the Bylaws; and that the Corporation may purchase and maintain insurance to protect itself and any such person against any such expenses, liability and loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL or the Bylaws.

      In addition to the above, the Corporation has entered into indemnification agreements with each of its directors and certain of its officers. The indemnification agreements provide directors and officers with the same indemnification by the Corporation as described above and assure directors and officers that indemnification will continue to be provided despite future changes in the Bylaws of the Corporation. The Corporation also provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits

      Unless  otherwise indicated below as being incorporated  by
reference  to  another  filing  of  the  Corporation   with   the
Commission, each of the following exhibits is filed herewith:

Exhibit No.    Exhibit Description

4.1*                       Intel   Corporation  Second   Restated
               Certificate of Incorporation dated March 13, 2003 (incorporated by reference to Exhibit 3.1 of the Corporation's Form 10-Q for the quarterly period ended March 29, 2003, as filed with the Commission on May 7, 2003, File No. 000-06217).

4.2*                      Intel  Corporation Bylaws, as  amended,
               (incorporated by reference to Exhibit 3.1 of the Corporation's Form 8-K, as filed with the Commission on November 15, 2004, File No. 000-06217).

5.1                       Legal Opinion of Weil, Gotshal & Manges
               LLP

23.1                       Consent   of   Ernst  &   Young   LLP,
               Independent Registered Public Accounting Firm

23.2                      Consent  of Weil, Gotshal & Manges  LLP
               (contained in Exhibit 5.1)

24.                        Power   of   Attorney  (contained   on
               signature page hereto)

*Incorporated by reference

Item 9.        Undertakings

(1)            The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   To  remove from registration by means of a  post-
          effective   amendment  any  of  the  securities   being
          registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

       Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 11th day of May, 2005.

                            INTEL CORPORATION

                            By:  /s/Andy D. Bryant
                                 ---------------------------
                                 Andy D. Bryant
                                 Executive Vice President,
                                 Chief Financial and
                                 Enterprise Services Officer

      Each person whose signature appears below constitutes and appoints D. Bruce Sewell, Andy D. Bryant, and Cary I. Klafter and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature               Title                       Date

/s/Andrew S. Grove      Chairman of the Board and   May 11, 2005
Andrew S. Grove         Director

/s/Craig R. Barrett     Chief Executive Officer     May 11, 2005
Craig R. Barrett        and Director

/s/Paul S. Otellini     President, Chief Operating  May 11, 2005
Paul S. Otellini        Officer and Director

/s/Charlene Barshefsky  Director                    May 11, 2005
Charlene Barshefsky

/s/E. John P. Browne    Director                    May 11, 2005
E. John P. Browne

/s/Andy D. Bryant       Executive Vice President,   May 11, 2005
Andy D. Bryant          Chief   Financial  officer
                        and  Principal  Accounting
                        Officer

/s/D. James Guzy        Director                    May 11, 2005
D. James Guzy

/s/Reed E. Hundt        Director                    May 11, 2005
Reed E. Hundt

/s/David S. Pottruck    Director                    May 11, 2005
David S. Pottruck

/s/Jane E. Shaw         Director                    May 11, 2005
Jane E. Shaw

/s/John L. Thornton     Director                    May 11, 2005
John L. Thornton

/s/David B. Yoffie      Director                    May 11, 2005
David B. Yoffie

                          EXHIBIT INDEX

Exhibit No.    Exhibit Description

4.1*                       Intel   Corporation  Second   Restated
               Certificate of Incorporation dated March 13, 2003 (incorporated by reference to Exhibit 3.1 of the Corporation's Form 10-Q for the quarterly period ended March 29, 2003, as filed with the Commission on May 7, 2003, File No. 000-06217).

4.2*                      Intel  Corporation Bylaws, as  amended,
               (incorporated by reference to Exhibit 3.1 of the Corporation's Form 8-K, as filed with the Commission on November 15, 2004, File No. 000-06217).

5.1                       Legal Opinion of Weil, Gotshal & Manges
               LLP

23.1                       Consent   of   Ernst  &   Young   LLP,
               Independent Registered Public Accounting Firm

23.2                      Consent  of Weil, Gotshal & Manges  LLP
               (contained in Exhibit 5.1)

24.                        Power   of   Attorney  (contained   on
               signature page hereto)

*Incorporated by reference

                                                      EXHIBIT 5.1

                          May 11, 2005

Intel Corporation
2200 Mission College Boulevard
Santa Clara, California 95052

Ladies and Gentlemen:

      We have acted as counsel to Intel Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the registration of 325,000 shares (the "Shares") of common stock, par value $0.001 per share, of the Company subject to issuance by the Company upon exercise of options granted under the Oplus Technologies Inc. 2003 Israeli Share Option Plan and the Oplus Technologies Inc. 2003 Global Share Option Plan (the "Plans"), each as assumed by the Company pursuant to the terms of the Certificate of Merger, dated April 7, 2005, by and between 8 Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, and Oplus Technologies, Inc., a Delaware corporation. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Statement.

       In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Plans and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

      In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

      Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this letter as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 /s/ Weil, Gotshal & Manges LLP

                                                     EXHIBIT 23.1

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                         ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Oplus Technologies Inc. 2003 Israeli Share Option Plan and the Oplus Technologies Inc. 2003 Global Share Option Plan, as assumed by Intel Corporation, of our reports dated February 15, 2005, with respect to the consolidated financial statements and schedule of Intel Corporation, Intel Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Intel Corporation, included in its Annual Report (Form 10-K) for the year ended December 25, 2004, filed with the Securities and Exchange Commission.

                                    /s/ Ernst & Young LLP
San Jose, California
May 5, 2005